UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): June 25, 2001



                            Telecommunication Products, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


   Colorado                          0-11882                      84-0916299
---------------              ------------------------        -------------------
(State or other              (Commission File Number)         (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation)


   P.O. Box 17013, Golden, Colorado                                 80402
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: (303) 278-2725

                         Exhibit Index appears on page    2
                                                       -------


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Item 5.  Other Events.
----------------------

     On June 25, 2001, Telecommunication Products, Inc., a Colorado corporation ("Telpro"), and Interleisure, S.A., a privately held Dominican Republic corporation("Interleisure"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for a business combination between Telpro and Interleisure. Under the Merger Agreement, Telpro will effectuate a 20-for-1 reverse stock split and Interleisure will be merged with and into Telpro. Upon consummation of the reverse stock split and merger, each outstanding share of common stock of Interleisure will be converted into the right to receive 10.68 shares of common stock, no par value, of Telpro.

     Consummation of the merger is subject to certain conditions, including among other things, approval of the merger and other related transactions by the shareholders of Telpro.

     A copy of the joint press release issued by Telpro and Interleisure on June 25, 2001 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.


Item 7.  Financial Statements and Exhibits.
-------------------------------------------

     (c)  Press Release, dated June 25, 2001, by Telpro and Interleisure.



                                  EXHIBIT INDEX


Exhibit
  No.            Description
----------------------------

  99.1           Press Release, dated June 25, 2001, by Telpro and Interleisure.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TELECOMMUNICATION PRODUCTS, INC.



Date:  June 25, 2001                     /s/ Donald E. Ranniger
                                         ---------------------------------------
                                         Name:  Donald E. Ranniger
                                         Title: President and Treasurer







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